                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 29, 2004

                           THE SPORTSMAN'S GUIDE, INC.
             (Exact name of registrant as specified in its charter)

          Minnesota                  0-15767               41-1293081
(State or other jurisdiction  (Commission File No.)  (IRS Employer Identification No.)
     of incorporation)

411 Farwell Avenue, South St. Paul, Minnesota                  55075
 (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (651) 451-3030

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      - Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      - Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      - Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      - Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

      On June 29, 2004, The Sportsman's Guide, Inc. (the "Company"), through a newly-formed wholly-owned subsidiary TGW Acquisition Corporation, acquired 100% of the outstanding membership interests of The Golf Warehouse, L.L.C. ("TGW"), from Falconhead Capital LLC, a private investment firm, and members of TGW management pursuant to a Membership Interest Purchase Agreement dated as of June 29, 2004. The Company filed a Form 8-K on July 13, 2004, reporting the acquisition.

      The purchase price for the membership interests was $30 million, subject to pre- and post-closing adjustments, and was funded from the Company's working capital and borrowings under the Company's credit facility with Wells Fargo Bank, National Association. The terms of the Membership Interest Purchase Agreement were negotiated on an arm's length basis between the parties.

      The Golf Warehouse is a leading on-line and catalog retailer of golf equipment, apparel and accessories. Following the acquisition, TGW will continue to be managed by company founders Mark S. Marney, CEO, and R. Michael Marney, President, and will operate as an independent business unit of the Company from its present office and warehouse facilities in Wichita, Kansas.

      The Company is filing this Form 8-K/A to file (i) the historical financial information for TGW as required by Item 9.01(a) of Form 8-K and (ii) the pro forma financial statements of the Company as adjusted to give effect to the acquisition, as required by Item 9.01(b) of Form 8-K.

Item 9.01. Financial Statements and Exhibits

      (a) Financial Statements of Business Acquired, The Golf Warehouse, L.L.C.

            -     Report of Independent Auditors

            -     Balance Sheets as of December 31, 2003 and 2002 and March 31,
                  2004;

            - Statements of Operations for the Years Ended December 31, 2003 and 2002 and for the Three Months Ended March 31, 2004 and 2003;

            - Statements of Members' Equity for the Years Ended December 31, 2003 and 2002 and for the Three Months Ended March 31, 2004;

            - Statements of Cash Flows for the Years Ended December 31, 2003 and 2002 and for the Three Months Ended March 31, 2004 and 2003;

            -     Notes to Financial Statements.

      (b) Pro Forma Financial Information.

            - Unaudited Condensed Pro Forma Combined Financial Statements - Basis of Presentation

            - Unaudited Condensed Pro Forma Combined Balance Sheet as of March 31, 2004;

            - Notes to Unaudited Condensed Pro Forma Combined Balance Sheet as of March 31, 2004;

            - Unaudited Pro Forma Condensed Combined Statements of Earnings for the Year Ended December 31, 2003 and for the Three Months Ended March 31, 2004;

            - Notes to Unaudited Condensed Pro Forma Combined Statements of Earnings for the Year Ended December 31, 2003 and for the Three Months Ended March 31, 2004.

      (b) Exhibits

            2.1 Membership Interest Purchase Agreement dated as of June 29, 2004 by and among TGW Acquisition Corporation, The Golf Warehouse, L.L.C., Sports Capital Partners, L.P., Sports Capital Warehouse, L.P., Sports Capital Partners (CEV), L.L.C., Marney Enterprises, Inc., Mark S. Marney, R. Michael Marney and Richard D. Marney*

            23.1 Consent of PricewaterhouseCoopers LLP, independent certified public accountants

            99    Press Release dated June 29, 2004*

--------------------
* Previously filed

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE SPORTSMAN'S GUIDE, INC.

Date: September 13, 2004                By: /s/ CHARLES B. LINGEN
                                            ------------------------------
                                            Name:  Charles B. Lingen
                                            Title: Executive Vice President
                                                   of Finance and Administration
                                                   and Chief Financial Officer

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Members
The Golf Warehouse, L.L.C.

In our opinion, the accompanying balance sheets and the related statements of operations, changes in members' equity and cash flows present fairly, in all material respects, the financial position of The Golf Warehouse, L.L.C. (the "Company") at December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLC
March 8, 2004

                           The Golf Warehouse, L.L.C.

                                 Balance Sheets

                                                             December 31,
                                                    ----------------------------      March 31,
                                                        2002            2003            2004
                                                    ------------    ------------    ------------
                                                                                     (Unaudited)
ASSETS
Current assets
   Cash and temporary investments                   $  1,833,982    $    100,542    $  1,914,080
   Receivables                                            88,606          49,832         956,315
   Inventory                                           6,206,682       6,459,164       6,358,366
   Prepaid expenses                                      147,389         146,727         416,367
                                                    ------------    ------------    ------------
           Total current assets                        8,276,659       6,756,265       9,645,128

Fixed assets
   Computer software                                     826,400         900,674         886,995
   Office furniture and equipment                        506,668         564,354         594,896
   Leasehold improvements                                758,711         806,886         806,763
   Warehouse and retail equipment                        275,875         320,353         320,353
   Less accumulated depreciation and amortization       (983,766)     (1,404,447)     (1,512,447)
                                                    ------------    ------------    ------------
           Total fixed assets                          1,383,888       1,187,820       1,096,560

Other assets
   Restricted cash                                       300,000         300,000         300,000
   Goodwill, net of amortization (Note 1)              1,829,534       1,829,534       1,829,534
                                                    ------------    ------------    ------------
           Total assets                             $ 11,790,081    $ 10,073,619    $ 12,871,222
                                                    ============    ============    ============
LIABILITIES AND MEMBERS' EQUITY
Current liabilities
   Accounts payable                                 $  4,600,927    $  4,196,937    $  5,969,085
   Accrued expenses                                      490,408         441,614         680,830
   Dividends payable                                          --         259,719              --
   Notes payable and other obligations - current         168,004         131,739         489,305
   Line of credit                                             --         750,000       1,200,000
                                                    ------------    ------------    ------------
           Total current liabilities                   5,259,339       5,780,009       8,339,220

Notes payable and other obligations                      533,015         401,647           8,784

Commitments and contingencies (Note 6)                        --              --              --

Members' equity                                        5,997,727       3,891,963       4,523,218
                                                    ------------    ------------    ------------
           Total liabilities and members' equity    $ 11,790,081    $ 10,073,619    $ 12,871,222
                                                    ============    ============    ============

    The accompanying notes are an integral part of these financial statements

                           The Golf Warehouse, L.L.C.

                            Statements of Operations

                                                                           Three months ended
                                         Years ended December 31,               March 31
                                       ----------------------------    ---------------------------
                                           2002            2003            2003           2004
                                       ------------    ------------    -----------    ------------
                                                                       (Unaudited)    (Unaudited)
Sales                                  $ 29,380,744    $ 42,426,352    $ 8,162,715    $ 11,273,892

Cost of sales                            20,620,996      29,621,804      5,768,098       7,873,888
                                       ------------    ------------    -----------    ------------
          Gross profit                    8,759,748      12,804,548      2,394,617       3,400,004

Selling expense                           2,745,674       5,441,295        641,607         859,257
General and administrative                4,234,231       5,525,421      1,397,625       1,864,742

Management fees and related expenses        231,708         160,200         68,718          26,707
                                       ------------    ------------    -----------    ------------
          Income from operations          1,548,135       1,677,632        286,667         649,298

Other
  Interest income                            37,647          23,353          4,671           1,944
  Other income                                   --              --          7,464              --
  Interest expense                          (54,418)        (47,030)       (12,222)        (19,987)
                                       ------------    ------------    -----------    ------------
          Total other expense               (16,771)        (23,677)           (87)        (18,043)
                                       ------------    ------------    -----------    ------------
          Net income                   $  1,531,364    $  1,653,955    $   286,580    $    631,255
                                       ============    ============    ===========    ============

    The accompanying notes are an integral part of these financial statements

                           The Golf Warehouse, L.L.C.

                          Statements of Members' Equity

                   Years ended December 31, 2002 and 2003 and
                  Three months ended March 31, 2004 (unaudited)

                             Number of Units                  Members' Equity              Total
                       ---------------------------  ----------------------------------    Members'
                       Class A   Class B   Class C    Class A       Class B    Class C    Equity
                       -------  ---------  -------  -----------   -----------  -------  -----------
   Balances at
December 31, 2001       7,589     1,920      270    $ 2,944,962   $ 1,521,401   $  --   $ 4,466,363

   Net income              --        --       --      1,531,364            --      --     1,531,364
                        -----     -----      ---    -----------   -----------   -----   -----------
   Balances at
December 31, 2002       7,589     1,920      270      4,476,326     1,521,401      --     5,997,727

    Dividends              --        --       --     (3,759,719)           --      --    (3,759,719)
   Net income              --        --       --      1,653,955            --      --     1,653,955
                        -----     -----      ---    -----------   -----------   -----   -----------
   Balances at
December 31, 2003       7,589     1,920      270      2,370,562     1,521,401      --     3,891,963

   Net income
   (unaudited)             --        --       --        631,255            --      --       631,255
                        -----     -----      ---    -----------   -----------   -----   -----------
   Balances at
March 31, 2004
   (unaudited)          7,589     1,920      270    $ 3,001,817   $ 1,521,401      --   $ 4,523,218
                        =====     =====      ===    ===========   ===========   =====   ===========

    The accompanying notes are an integral part of these financial statements

                           The Golf Warehouse, L.L.C.

                            Statements of Cash Flows

                                                      Years ended December 31,      Three months ended March 31,
                                                    ----------------------------    ----------------------------
                                                        2002            2003            2003            2004
                                                    ------------    ------------    ------------    ------------
                                                                                    (unaudited)      (unaudited)
Cash flows from operating activities
Net income                                          $  1,531,364    $  1,653,955    $    286,580    $    631,255
Adjustments to reconcile net income to net cash
provided by operating activities
  Depreciation and amortization                          424,272         420,682          99,900         108,000
  Changes in operating assets and liabilities
    Receivables                                          147,077          38,774        (602,517)       (906,483)
    Inventories                                       (3,351,470)       (252,482)        485,596         100,798
    Prepaid expenses                                      27,235             662        (395,952)       (269,640)
    Accounts payable                                   2,564,445        (403,990)       (235,750)      1,772,148
    Accrued expenses                                    (292,921)        (48,794)       (129,500)        239,216
                                                    ------------    ------------    ------------    ------------
          Net cash provided (used) by
          operating activities                         1,050,002       1,408,807        (491,643)      1,675,294
Cash flows used in investing activities
Purchase of fixed assets                                (334,713)       (224,614)       (143,812)        (16,740)

Cash flows from financing activities
Dividends paid                                                --      (3,500,000)             --        (259,719)
Borrowing on line of credit                                   --         750,000              --         450,000
Notes payable payments                                  (174,910)       (167,633)        (38,285)        (35,297)
                                                    ------------    ------------    ------------    ------------
          Net cash provided by (used in)
          financing activities                          (174,910)     (2,917,633)        (38,285)        154,984
                                                    ------------    ------------    ------------    ------------
          Net increase (decrease) in cash
          and cash equivalents                           540,379      (1,733,440)       (673,740)      1,813,538

Cash and cash equivalents
Beginning of period                                    1,293,603       1,833,982       1,833,982         100,542
                                                    ------------    ------------    ------------    ------------

End of period                                       $  1,833,982    $    100,542    $  1,160,242    $  1,914,080
                                                    ============    ============    ============    ============
Supplemental disclosures of cash flow information
  Cash paid during the period for interest          $     54,418    $     47,030    $     12,222    $     19,987
Supplemental disclosure of noncash financing
activities
  Dividends declared and payable                              --         259,719              --              --

   The accompanying notes are an integral part of these financial statements.

                           The Golf Warehouse, L.L.C.

                          Notes to Financial Statements
 (All information as of March 31, 2004 and for the three months ended March 31,
                           2003 and 2004 is unaudited)

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF PRESENTATION

      The financial statements include the financial position and the results of operations of The Golf Warehouse, L.L.C. (the "Company"), a Delaware limited liability company, which was formed on September 15, 1999. The Company was inactive until October 14, 1999, when the Company received $5,150,000 from the sale of 5,000 Class A units and acquired all of the outstanding ownership of The Golf Warehouse, LLC, a Kansas corporation.

      The accompanying financial statements and related footnote data as of March 31, 2004 and for the three months ended March 31, 2003 and 2004 are unaudited, but in the opinion of management include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. The results of operations for the three months ended March 31, 2003 and 2004 are not necessarily indicative of the results for the full year.

      BUSINESS OPERATIONS

      The Company is engaged primarily in sales of golf equipment and accessories throughout the United States, as well as internationally, through its on-line retail site, "tgw.com", and through its retail store in Wichita, Kansas.

      CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are primarily located in one bank which subjects the Company to a concentration of credit risk. As of December 31, 2003, the Company had cash and cash equivalents in banks totaling $1,193,040 in excess of Federal Depository Insurance limits.

      INVENTORY

      Inventory, consisting of golf equipment and accessories, is valued at the lower of cost or market, determined on a first-in, first-out basis.

      FIXED ASSETS

      Fixed assets are stated at cost. Depreciation is recorded on the straight-line basis by charges to expense at rates based on the shorter of the estimated useful lives of the fixed assets or the remaining lease term. Useful lives for furniture, fixtures, and equipment range from five to ten years. The useful life for software is three years.

      REVENUE RECOGNITION

      The Company recognizes retail sales at the time the customer takes possession of the merchandise and purchases are paid for, primarily with either cash or credit card. Catalogue and e-commerce sales are recorded upon customer receipt of merchandise. Amounts relating to shipping and handling billed to customers in a sale transaction are classified as revenue and the related costs are classified as cost of goods sold. The Company's customers may return ordered items for an exchange or refund. The Company reserves for sales returns through estimates based on historical experience and various other assumptions that management believes to be reasonable. Revenue for gift certificate sales and store credits is recognized upon redemption.

      SHIPPING COSTS

      Revenues received related to shipping charged to customers are included in sales. Out-bound shipping charges are included in cost of goods sold. In-bound shipping charges are capitalized and included in inventory. Tangible supplies used to package products for shipments to customers are included in general and administrative expense. Revenues received from shipping, included in sales, totaled $1,690,634 and $2,905,730 for the years ended December 31, 2002 and 2003 and $506,145 and $670,887 for the three months ended March 31, 2003 and 2004, respectively. Out-bound and in-bound shipping charges, included in cost of sales, totaled $2,230,854 and $3,603,427 for the years ended December 31, 2002 and 2003 and $574,596 and $920,768 for
      the three months ended March 31, 2003 and 2004, respectively. The cost of tangible supplies, included in general and administrative expense, totaled $192,369 and $330,528 for the years ended December 31, 2002 and 2003 and $49,156 and $54,785 for the three months ended March 31, 2003 and 2004, respectively.

      ADVERTISING COSTS

      The costs associated with direct response advertising, which consist primarily of catalogue production and mailing costs, are capitalized and amortized over the expected future revenue stream of the catalogue mailings, which approximates four months. The expected future revenue stream is determined based on historical revenue trends. If the current revenue streams were to diverge from the expected trend, the future revenue streams would be adjusted accordingly. Other advertising costs, primarily television ads, are expensed as incurred in accordance with Statement of Position 93-7, Reporting on Advertising Costs. Advertising included in prepaids totaled $2,571 and $33,828 at December 31, 2002 and 2003 and $64,366 at March 31, 2004, respectively. Advertising expense was $1,429,376 and $3,437,826 for the years ended December 31, 2002 and 2003 and $650,950 and $801,641 for the three months ended March 31, 2003 and 2004, respectively.

      GOODWILL

      The unamortized costs in excess of the fair value of acquired net tangible assets are included in goodwill. On January 1, 2002, the Company adopted the provisions of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets ("FAS 142"). FAS 142 ended the amortization of goodwill and certain intangible assets and subsequently requires, at least annually, that an impairment test be performed on such assets to determine whether impairment has occurred. There was no impairment charge recorded by the Company in 2002 or 2003 or in the three months ended March 31, 2004.

      LONG-LIVED ASSETS

      The Company periodically evaluates its long-lived assets, primarily property and equipment and goodwill, to determine that their carrying value is not in excess of their net realizable value. The Company considers a number of factors such as estimated future cash flows, appraisals and current market analysis in determining net realizable value. Assets are written down to their fair value if it is below its net carrying value.

      INCOME TAXES

      The Company is a limited liability company, which for federal and state income tax purposes, is not a tax-paying entity. As such, the Company's income or loss is taxable to the members, and, accordingly, no income tax expense or benefit has been recorded in the financial statements.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      Because of the short-term nature and the variable rate of interest on the Company's debt, the carrying value of all financial instruments approximate their respective fair value.

      USE OF ESTIMATES IN FINANCIAL STATEMENTS

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.    MEMBERS' EQUITY

      The members' equity of the Company consists of the capital contributions of each member plus or minus their applicable share of profit or loss as determined in accordance with the limited liability company agreement. Losses of the Company, other than goodwill amortization and impairment, are generally allocated to the unit holders to the extent of their capital contributions as defined. Currently, only Class A unit holders have made capital contributions as defined. Net income is generally allocated first to the Class A units in an amount equal to the aggregate amount of losses previously allocated to these unit holders and then to Class B and C unit holders in an amount equal to the aggregate amount of losses previously allocated to these unit holders. Any amortization or impairment of the goodwill associated with the acquisition resulting from the value assigned to the Class B units is being allocated solely to the members' equity of the Class B unit holders. The Company may issue additional units as authorized by the limited liability company agreement.

      Under the terms of the limited liability company agreement, the Class A and Class B units are voting units whereas the Class C units are non-voting.

      In December 2003, dividends of $3,759,719 were declared and authorized. Of this amount, $3,500,000 was distributed in 2003. The remaining $259,719 is reflected as dividends payable as of December 31, 2003 and was paid during the three months ended March 31, 2004.

      For the period ended March 31, 2004, there were no dividends declared.

3.    RELATED PARTY TRANSACTIONS

      The Company has a professional services agreement with a unit holder of the Company for financial and management consulting services. The agreement is on an annual basis in the amount of $100,000 renewing on October 15 of each year. The Company also incurred expenses from this member for general and administrative services which amounted to $18,764 and $18,200 for the years ended December 31, 2002 and 2003 and no expenses were incurred for the three months ended March 31, 2003 and 2004, respectively.

4.    LINE OF CREDIT

      The Company has a $1,200,000 line of credit agreement with a bank. Amounts outstanding under the line of credit bear interest at the prime rate plus
      0.250 percent, which is payable monthly. All outstanding amounts under the line of credit, including unpaid interest, are due in May 2004. The Company had $450,000 available for borrowing under the line of credit at December 31, 2003. The Company had no amounts available for borrowing under the line of credit at March 31, 2004.

5.    NOTES PAYABLE AND OTHER

      Notes payable and other long-term obligations consist of the following:


                                  December 31,      March 31,
                                2002       2003       2004
                              --------   --------   --------
Installment loan (a)          $479,616   $428,670   $415,300
Installment loan (b)           142,661     85,481     70,390
Installment loan (c)            43,966         --         --
Capital lease (d)               34,776     19,235     12,399
                              --------   --------   --------
                               701,019    533,386    498,089
Less:  Current installments    168,004    131,739    489,305
                              --------   --------   --------
                              $533,015   $401,647   $  8,784
                              ========   ========   ========

      (a) On March 21, 2000, the Company entered into an Installment Loan Agreement with a bank. The agreement consists of a $600,000 installment loan. Amounts outstanding under the loan are payable in 59 monthly payments of $7,295, including interest at a fixed rate of
            7.925 percent, and a final payment of the remaining unpaid principal and interest due on March 21, 2005.

      (b) On August 31, 2000, the Company entered into an Installment Loan Agreement with a bank. The agreement consists of a $251,250 installment loan. Amounts outstanding under the loan are payable in 59 monthly payments of $5,354, including interest at a fixed rate of 10 percent, and a final payment of the remaining unpaid principal and interest due on August 30, 2005. On January 9, 2002, the agreement was amended to change the interest rate to prime plus 1.5 percent.

      (c) On October 4, 2000, the Company entered into an Installment Loan Agreement with a bank. The agreement consists of a $150,750 installment loan. Amounts outstanding under the loan are payable in 35 monthly payments of $4,874, including interest at a fixed rate of 10 percent, and a final payment of the remaining unpaid principal and interest which was made on October 4, 2003. On January 9, 2002, the agreement was amended to change the interest rate to prime plus
            1.5 percent.

      (d) On February 13, 2001, the Company entered into a capital lease with a financing company for $59,494, payable in 60 monthly payments of $1,335, including interest at approximately 12 percent, with a final payment due on February 14, 2006.

            The line of credit and notes payable are collateralized by a security interest in a $300,000 certificate of deposit, accounts receivable, inventory, equipment and leasehold improvements.

      Future aggregate annual payments due on notes payable and other long-term obligations are as follows:

2004                   $131,739
2005                    398,647
2006                      3,000
                       --------
                       $533,386
                       ========

6.    COMMITMENTS AND CONTINGENCIES

      The Company is currently leasing warehouse/retail space under an operating lease. The agreement, effective May 1, 2000, has a term of five years with renewal options. In 2003, the Company signed a contract for additional space effective March 1, 2003, with the same lease terms as the original contract. Future minimum lease payments under operating leases are as follows:

2004                   $201,720
2005                     67,240
                       --------
                       $268,960
                       ========

      Rent expense for the years ended December 31, 2002 and 2003 amounted to $147,432 and $194,976 and $47,483 and $51,168 for the three months ended March 31, 2003 and 2004, respectively.

      The Company in the ordinary course of business becomes involved in claims and litigation. The Company's management believes that losses, if any, resulting from such claims or litigation will not have a material impact on the financial position and results of operation of the Company.

7.    SUBSEQUENT EVENTS (UNAUDITED)

      On June 29, 2004, all of the membership interests of the Company were sold to The Sportsman's Guide, Inc. (a Minnesota-based public company) pursuant to a Membership Interest Purchase Agreement (the Agreement). The purchase price was $30 million and is subject to pre- and post-closing adjustments as specified in the Agreement.

          UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS -
                              BASIS OF PRESENTATION

      The following unaudited condensed pro forma combined balance sheet is derived from the balance sheets of The Sportsman's Guide, Inc. and The Golf Warehouse, L.L.C. at March 31, 2004. The unaudited condensed pro forma combined balance sheet reflects The Sportsman's Guide's purchase of all of The Golf Warehouse's membership interests using the purchase method accounting and assumes that such acquisition was consummated as of March 31, 2004. The following unaudited condensed pro forma combined statements of income for the year ended December 31, 2003 and the three months ended March 31, 2004 give effect to the acquisition of The Golf Warehouse as if it occurred on January 1, 2003.

      The adjustments necessary to fairly present the unaudited condensed pro forma combined financial statements have been made based on available information and in the opinion of management are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited condensed pro forma combined financial statements.

      The pro forma adjustments reflect the purchase price allocations and financing of the transactions based on a valuation of net assets acquired conducted by the independent valuation specialists engaged by The Sportsman's Guide. The values assigned to the fixed and intangible assets acquired and to the amounts and timing of the future amortization expense may change based on finalization of the purchase price, but such changes are not expected to be material.

      The unaudited condensed pro forma combined financial data is for comparative purposes only and does not purport to represent what The Sportsman's Guide's financial position or results of operations would actually have been had the events noted above in fact occurred on the assumed dates or to project the financial position or results of operations of The Sportsman's Guide for any future date or future period. The unaudited condensed pro forma combined financial data should be read in conjunction with the notes hereto.

           The Sportsman's Guide, Inc. and The Golf Warehouse, L.L.C.

              Unaudited Condensed Pro Forma Combined Balance Sheet

                                 March 31, 2004
                                 (In thousands)

                                                              Historical
                                                     ---------------------------
                                                          The        The Golf
                                                      Sportsman's    Warehouse,     Pro Forma           Pro Forma
                                                      Guide, Inc.      L.L.C.      Adjustments          Combined
                                                     ------------   ------------   ------------       ------------
                ASSETS
CURRENT ASSETS
  Cash and cash equivalents                          $     16,694   $      1,914   $    (16,694)(A)   $        228
                                                                                         (1,686)(A)
  Accounts receivable - net                                 2,147            956             --              3,103
  Inventory                                                23,032          6,358             --             29,390
  Promotional material                                      3,622             --             --              3,622
  Prepaid expenses and other                                2,489            416             --              2,905
  Income taxes receivable                                     655             --             --                655
  Deferred income taxes                                     2,220             --             --              2,220
                                                     ------------   ------------   ------------       ------------
      Total current assets                                 50,859          9,644        (18,380)            42,123

PROPERTY AND EQUIPMENT - NET                                1,947          1,097             --              3,044

OTHER ASSETS
  Restricted cash                                              --            300             --                300
  Goodwill                                                     --          1,830         15,846 (B)         17,676
  Trade and domain name                                        --             --         10,200 (B)         10,200
  Non-compete agreements                                       --             --            500 (B)            500
  Customer lists                                               --             --            250 (B)            250
                                                     ------------   ------------   ------------       ------------
      Total other assets                                       --          2,130         26,796             28,826
                                                     ------------   ------------   ------------       ------------
      Total assets                                   $     52,806   $     12,871   $      8,416       $     74,093
                                                     ============   ============   ============       ============
       LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable                                   $     16,024   $      5,969 $           --       $     21,993
  Line of credit                                               --          1,200         (1,200)(A)          2,125
                                                                                          2,125 (A)
  Current portion of long term debt                            --            477           (477)(A)          2,500
                                                                                          2,500 (A)
  Accrued expenses                                          3,294            509             --              3,803
  Deferred revenue                                          4,783             --             --              4,783
  Returns reserve                                           1,805            172             --              1,977
  Customer deposits and other liabilities                   2,465             12             --              2,477
                                                     ------------   ------------   ------------       ------------
      Total current liabilities                            28,371          8,339          2,948             39,658

LONG-TERM LIABILITIES
  Long-term deferred liabilities                              173             --             --                173
  Long-term debt                                               --              9             (9)(A)         10,000
                                                                                         10,000 (A)
                                                     ------------   ------------   ------------       ------------
      Total long-term liabilities                             173              9          9,991             10,173
                                                     ------------   ------------   ------------       ------------
      Total liabilities                                    28,544          8,348         12,939             49,831

COMMITMENTS AND CONTINGENCIES                                  --             --             --                 --

SHAREHOLDERS' EQUITY
  Common stock - $.01 par value                                47             --             --                 47
  Additional paid-in capital                                7,904             --             --              7,904
  Retained earnings                                        16,311          4,523         (4,523)(C)         16,311
                                                     ------------   ------------   ------------       ------------
      Total shareholders' equity                           24,262          4,523         (4,523)            24,262
                                                     ------------   ------------   ------------       ------------
      Total liabilities and shareholders' equity     $     52,806   $     12,871   $      8,416       $     74,093
                                                     ============   ============   ============       ============

           The Sportsman's Guide, Inc. and The Golf Warehouse, L.L.C.

          Notes to Unaudited Condensed Pro Forma Combined Balance Sheet

                              As of March 31, 2004
                                 (In thousands)

(A) Pursuant to the Membership Interest Purchase Agreement dated June 29, 2004 and for the purposes of this pro forma presentation, the acquisition of The Golf Warehouse, L.L.C. is assumed to have been funded in the following manner:

Total estimated purchase price      $30,769
Plus estimated transaction costs        550
                                    -------
    Total estimated consideration   $31,319
                                    =======

      The consideration listed above includes an estimated payment of $769 to reflect a net working capital adjustment per the Membership Interest Purchase Agreement based on The Golf Warehouse's balance sheet as of June 29, 2004. Upon approval of the Sellers, The Sportsman's Guide, Inc. will report the final purchase price in its next SEC filing.

      The estimated consideration of $31,319 is assumed to be funded by The Sportsman's Guide, Inc. as follows:

Cash on hand                                  $16,694
Cash proceeds from 39 month term loan
  ($2.5 million of which is current)           12,500
Cash proceeds from revolving line of credit     2,125
                                              -------
                                              $31,319
                                              =======

      Pursuant to the Membership Interest Purchase Agreement, $4 million of the estimated purchase price was deposited into an escrow account. In accordance with and subject to the escrow agreement, the escrow agent shall distribute amounts (net of claims) from the escrow account to the Sellers as follows:

90 days after closing date    $  500
180 days after closing date      500
360 days after closing date    1,500
540 days after closing date   Remaining Funds

      For purposes of this pro forma presentation, the restricted cash in escrow was offset by the current and long term distributions from the escrow account.

      Pursuant to the Membership Interest Purchase Agreement, all of the bank debt of The Golf Warehouse was repaid prior to the acquisition closing date. Accordingly, The Golf Warehouse repaid the bank debt in the following manner:

Cash on hand                      $ 1,914
Cash payment of line of credit     (1,200)
Cash payment of other bank debt      (486)
                                  -------
Remaining cash on hand            $   228
                                  =======

(B) The pro forma adjustments reflect the purchase price allocations based on a valuation of the fair market value of the intangible assets conducted by an independent valuation specialist engaged by The Sportsman's Guide, Inc. The estimated purchase price was allocated as follows:

Net acquisition cost                                                          $ 31,319
Net assets acquired, including:
    Current assets                                               $  7,958
    Restricted cash                                                   300
    Property and equipment                                          1,097(1)
    Liabilities assumed                                            (6,662)
                                                                 --------
        Net assets acquired                                                      2,693
                                                                              --------
Preliminary amount assigned to intangibles                                    $ 28,626

Estimated fair value of identifiable intangible assets per
independent valuation:
    Trade and domain name                                        $ 10,200
    Non-compete agreements                                            500
    Catalog and email customer lists                                  250
                                                                 --------
        Estimated fair value of identifiable intangible assets                  10,950
                                                                              --------
Preliminary amount assigned to goodwill                                       $ 17,676
                                                                              ========

(1) The fair value presented for property and equipment is management's estimate. An independent appraisal was not obtained as management believes the net book value of the property and equipment as of the closing date approximated fair value.

(C) Represents accumulated equity of The Golf Warehouse, L.L.C. prior to the acquisition.

           The Sportsman's Guide, Inc. and The Golf Warehouse, L.L.C.

          Unaudited Condensed Pro Forma Combined Statements of Earnings

                      Twelve Months Ended December 31, 2003
                      (In thousands, except per share data)

                                                          Historical
                                                  ---------------------------
                                                       The          The Golf
                                                   Sportsman's     Warehouse,    Pro Forma      Pro Forma
                                                   Guide, Inc.       L.L.C.     Adjustments     Combined
                                                  -------------    ----------   -----------     ----------
Sales                                              $  194,703      $   42,426           --      $  237,129
    Cost of sales                                     130,639          29,622           --         160,261
                                                   ----------      ----------   ----------      ----------
       Gross profit                                    64,064          12,804           --          76,868

    Selling, general and administrative expenses       54,467          11,126          183(A)       65,776
                                                   ----------      ----------   ----------      ----------
    Earnings (loss) from operations                     9,597           1,678         (183)         11,092

Interest expense                                           --              47          585(B)          632
Miscellaneous income (expense), net                        24              23         (123)(C)         (76)
                                                   ----------      ----------   ----------      ----------
    Earnings (loss) before income taxes                 9,621           1,654         (891)         10,384

Income tax expense                                      3,463              --         (275)(D)       3,738
                                                   ----------      ----------   ----------      ----------
    Net earnings (loss)                            $    6,158      $    1,654   $   (1,166)     $    6,646
                                                   ==========      ==========   ==========      ==========

Net earnings per share:
    Basic                                          $     1.29                                   $     1.39
                                                   ==========                                   ==========
    Diluted                                        $     1.16                                   $     1.26
                                                   ==========                                   ==========
Weighted average common and common equivalent
shares outstanding:
    Basic                                               4,785                                        4,785
                                                   ==========                                   ==========
    Diluted                                             5,290                                        5,290
                                                   ==========                                   ==========

           The Sportsman's Guide, Inc. and The Golf Warehouse, L.L.C.

          Unaudited Condensed Pro Forma Combined Statements of Earnings

                        Three Months Ended March 31, 2004
                      (In thousands, except per share data)

                                                          Historical
                                                  ---------------------------
                                                      The          The Golf
                                                   Sportsman's    Warehouse,     Pro Forma       Pro Forma
                                                   Guide, Inc.      L.L.C.      Adjustments       Combined
                                                  ------------   ------------   -----------      ----------
Sales                                             $     44,594   $     11,274   $        --      $   55,868

   Cost of sales                                        30,466          7,874            --          38,340
                                                  ------------   ------------   -----------      ----------
       Gross profit                                     14,128          3,400            --          17,528

   Selling, general and administrative expenses         12,346          2,751            46(A)       15,143
                                                  ------------   ------------   -----------      ----------
    Earnings (loss) from operations                      1,782            649           (46)          2,385

Interest expense                                            --             20           146(B)          166
Miscellaneous income (expense), net                         42              2          (42)(C)            2
                                                  ------------   ------------   -----------      ----------

    Earnings (loss) before income taxes                  1,824            631          (234)          2,221

Income tax expense                                         657             --           143(D)          800
                                                  ------------   ------------   -----------      ----------
    Net earnings (loss)                           $      1,167   $        631    $     (377)     $    1,421
                                                  ============   ============   ===========      ==========

Net earnings per share:
    Basic                                         $        .25                                   $      .30
                                                  ============                                   ==========
    Diluted                                       $        .22                                   $      .26
                                                  ============                                   ==========
Weighted average common and common equivalent
shares outstanding:
    Basic                                                4,753                                        4,753
                                                  ============                                   ==========
    Diluted                                              5,368                                        5,368
                                                  ============                                   ==========

           The Sportsman's Guide, Inc. and The Golf Warehouse, L.L.C.

     Notes to Unaudited Condensed Pro Forma Combined Statements of Earnings

       For the Twelve Months Ended December 31, 2003 and the Three Months
                              Ended March 31, 2004
                                 (In thousands)

(A) Represents recording of estimated amortization expense of intangible assets related to the acquisition of The Golf Warehouse, L.L.C.

(B) Represents recording of estimated interest expense relating to the term loan and credit line advances incurred to finance the acquisition of The Golf Warehouse, L.L.C.

(C) Represents the elimination of interest income earned on the $16,694 of cash and cash equivalents utilized in the funding of the acquisition of The Golf Warehouse, L.L.C.

(D) Adjusts the provision for federal and state income taxes to that required by combined operation. The Golf Warehouse, L.L.C. was a limited liability company, which for federal and state income tax purposes, was not a taxpaying entity. For the purposes of these pro form presentations, it is assumed The Golf Warehouse, L.L.C. was a taxpaying entity. The estimated income tax provision (federal and state) for the twelve months ended December 31, 2003 and the three months ended March 31, 2004 was calculated as follows:

                                                           Twelve Months     Three Months
                                                                Ended           Ended
                                                         December 31, 2003  March 31, 2004
                                                         -----------------  --------------
Income tax provision on The Golf Warehouse's earnings         $    595        $    227
Income tax benefit from pro forma adjustments                     (320)            (84)
                                                              --------        --------
    Total estimated income tax expense                        $    275        $    143
                                                              ========        ========

                                  EXHIBIT INDEX

Exhibits

   2.1 Membership Interest Purchase Agreement dated as of June 29, 2004 by and among TGW Acquisition Corporation, The Golf Warehouse, L.L.C., Sports Capital Partners, L.P., Sports Capital Warehouse, L.P., Sports Capital Partners (CEV), L.L.C., Marney Enterprises, Inc., Mark S. Marney, R. Michael Marney and Richard D. Marney*

   23.1 Consent of PricewaterhouseCoopers LLP, independent certified public accountants

   99         Press Release dated June 29, 2004*

--------------------
* Previously filed